English Translation of Chinese Language Document

Exhibit 10.30

Assignment State Land Use Right Contract
Contract No. Jindihe [2007] Qingxiezi No. 530

(Applicable to the Industrial Project Land without Financially Labeling Price)

CHAPTER I        General Provisions
Article 1 This Agreement is signed by and between:

Assignor: Bureau of Land and Resources of Jinjiang  City, Fujian Province, P R China
Land Use Right Owner: Guancheng (Fujian) Electronic Technology Co Ltd

In accordance with the Land Administration Law, Order of the President, Contract Law and other administrative regulations, local laws and regulations in the People’s Republic of China and adhering to the principle of equality, willingness and for the mutual benefit, the two parties agree to sign this Contract.

Article 2 The Assignor transfers the land use rights in accordance with the authorization by the law. And property rights of the land shall be owned by the People’s Republic of China, who has the jurisdiction and executive power authorized by constitution and law, and other rights administered by the State in accordance with the laws of the People’s Republic of China, as well as the rights and benefits necessary for interests of the general public.

CHAPTER II      Delivery of Land Use Rights and Payment of Fees
Article 3 The land is located at the Houlin Community, Luoshan Street, the Land No. is ___/__. The land covers an area of (in words)_SIXTY EIGHT THOUSAND AND TWO square meters (in numbers: 68,002 square meters) which will be paid by installments.

Article 4 The land is to be used for industrial purposed only.

Article 5 The Assignor agrees to deliver the land use rights to the Land Use Right Owner before July 30th 2007, and the Land Use Right Owner agrees to make sure that the delivered land can reach the conditions specified in the following Section (III) of this Article.

Article 6 The term of the land use right stipulated in this Contract is 50 years, from June 29, 2007 to June 28, 2057.

Article 7 The land use right transfer fees under the Contract is RMB (in words) ONE HUNDRED AND NINETY THREE POINT THREE FIVE Yuan (in numbers: 193.35 Yuan) per square meter, so the total fee is RMB (in words) THIRTEEN MILLION ONE HUNDRED FORTY EIGHT THOUSAND AND ONE HUNDRED AND EIGHTY SEVEN Yuan–(RMB13,148,187 Yuan), excluding city construction costs and title deed tax.

Article 8 Within   /   days after the Contract signed by both Parties, the Land Use Right Owner shall pay RMB (in words)     /     Yuan, (in numbers     /    Yuan) to the Assignor as the deposit of contract performance, which shall be retained as the land use right transfer fee.

Article 9 The Land Use Right Owner agrees to pay the above mentioned land use right transfer fee to the Assignor in accordance with Section (I) under this Article.

Within 60 days from June 29th 2009, the land use right transfer fees above shall be paid all at once.
The land use right transfer fees above shall be paid to the Assignor with the following dates and amounts in     /     installments.

English Translation of Chinese Language Document

The first installment: RMB (in words)       /     Yuan,
(in numbers  /  Yuan). Time of payment: before       /    .
The second installment: RMB (in words)       /     Yuan,
(in numbers   /   Yuan). Time of payment: before      /    .
The   /   installment: RMB (in words)       /     Yuan,
(in numbers    /   Yuan). Time of payment: before      /    .
When the Land Use Right Owner pays the transfer fees in installments, he shall pay the Assignor corresponding interest according to bank lending rates over the same period from the second installment on.

CHAPTER III     Development, Building and Utilization of Land
Article 10 Within 30 days from the effectiveness of this Contract, both parties shall verify all markers .The Land Use Right Owner shall properly protect land boundary markers, and shall not remove them without government authorization; once the boundary marker is destroyed or removed, the Land Use Right Owner shall immediately submit a written report to the Assignor, apply for re-measurement of the boundary and restore boundary markers.

Article 11             New buildings under this Contract shall meet the following requirements:

Property of main building:     Plant and supporting facilities      ;
Property of attached buildings:                  /             ;
Building’s floor area ratio:                   ≤2.5            ;
Building density:                          ≤40%           ;
Building’s height limit:                        /             ;
Green ratio:                              ≥30%           ;

In addition to performing the above specifications, the Land Use Right Owner agrees that the floor area ratio for the premises shall not be less than 1.0, and the building coefficient shall not be less than 30%.

Article 12             The Land Use Right Owner agrees that the area of land used for business office and living facilities within the premises shall not exceed 7% of the land, that is, not exceed 4,760 square meters (if the area for office and living facilities cannot be calculated separately, the apportioned area, which is calculated based on the ratio of the area for office and living facilities to the total building area, shall be used instead). The Land Use Right Owner shall not build non-production facilities such as residential block, apartment, hotel, guesthouse, training center, etc. on the land.

Article 13             Any change of the land use parameters as specified in Article 11 and Article 12 shall be approved from the planning authorities and the Assignor, and shall compensate for the changes in the amount the Assignor calculate and require.

Article 14             If the Land Use Right Holder requests to change the purpose of the land use as specified in the Contract, the parties agree:

The Assignor shall reclaim the land use right and enter into a new transfer in accordance with the law.
Prior approval by the planning authorities and the Assignor shall be obtained and the approving procedures for the change in land use purpose and land use conditions shall be  in compliance with relevant laws and regulations; the Land Use Right Holder shall pay penalty for the change of the land use right based on the difference in the market price of the land , in light of the old and new land use conditions; Followed by the change, a new contract shall be signed to replace the old contract and a new registration shall be filed with the local government.

Article 15             The Land Use Right Holder agrees that the fixed asset investment of the project on the premises under this Contract shall not be less than USD 15,000,000; unit land area investment intensity shall not be less than RMB 24,900,000; the project fixed asset investment includes the buildings, structures, equipment investment and land price.

The Land Use Right Holder shall apply to the Assignor for performance check with valid capital investment certification within 60 days after the project completes.

English Translation of Chinese Language Document

Article 16             The Land Use Right Holder agrees to build the following buildings within the scope the premises under this Contract and these buildings will be transferred to the government free of charge after they are completed:
           None        ;
           None        ;
           None        ;

Article 17             The Land Use Right Holder agrees that the construction starts before December 31, 2008 and shall complete for production before December 31, 2010 (with the exception of cases of force majeure).

In case that the construction cannot be started on schedule, the Land Use Right Holder shall make application of construction postponement to the Assignor 30 days in advance; the project completion date and the completion acceptance inspection application date can be accordingly postponed based on the agreed construction postponement date, but the postponement shall not exceed one year for each application.

Article 18             The government shall provide and the Land  Use Right Holders agree the access or pipelines of water, gas, power and other facilities to be connected to the land during the land use right period.

Article 19             Within 30 days after accepting the land registration application, the Land Use Right Holder shall request the Assignor to register and obtain the State-owned Land Use Right certificate and the Assignor shall follow the procedures to transfer the land use right and send the certificate to Land Use Right Holder.

Article 20             The Land Use Right Holder must use the land in a lawful and reasonable manner, and all the activities on the transferred premises shall not impair or destroy the surrounding environment or facilities; for any loss suffered by the country or any other person, the Land Use Right Holder shall be liable for compensation.

Article 21             Government reserves the right to adjust urban planning of the premises under this Contract; if the original land use plan is changed, the existing buildings on the premises shall not be affected; however, in case that the buildings and attachments are under alteration, renovation, or reconstruction within the use limit or the application for renewal is under way when the use limit expires, the effective plan at the time shall be implemented.

Article 22             The Assignor shall not withdraw the land use right legally obtained by the Land Use Right Holder before period of the land use right expires.

CHAPTER IV    Transfer, Lease and Mortgage of Land Use Rights
Article 23             Obtaining the Certificate for Use of State-Owned Land and obtained the transferred land use rights in accordance with the Contract, the Land Use Right Holder shall have the right to transfer, lease or mortgage partial or whole land use rights under this Contract.

Article 24             All the parties involved in the transfer or mortgage of the land use right shall reach and sign a transfer/mortgage contract. A leasing contract shall be signed if the leasing period exceeds six months.
The contract for transfer/mortgage/lease of land use rights shall not violate national laws and regulations as well as this Contract.

Article 25             Once land use rights are transferred, the rights and obligations specified in the Contract and registration documents shall be transferred to the Land Use Right Holder.

Article 26             When land use rights are transferred/mortgaged/leased, ground buildings and facilities shall also be transferred/mortgaged/leased.

Article 27             The transfer/lease/mortgage of the land use rights shall report to the local land administration.

CHAPTER V      Expiring of Period
Article 28             If the Land Use Right Holder applies to renew the land use right one year before the expiration date of the Contract, Assignor shall consent unless for reasons of compelling public interests.

English Translation of Chinese Language Document

Article 29             If the application of renewal of the land use right is rejected due to the reason stipulated in Article 28, the Land Use Right Holder shall return the Certificate for Use of State-Owned Land, while the Assignor shall withdraw the land use rights on behalf of the State cancel the registration of land use rights.

Article 30             If the Land Use Right Holder does not apply for renewal of the land use right, the Assignor shall withdraw the land use rights, ground buildings and other accessories under this Contract for free on behalf of the State, while the Land Use Right Holder shall be obliged to maintain the conditions of the infrastructures of the land.

Article 31             If the application of renewal of the land use right is rejected due to the reason stipulated in Article 28, the Land Use Right Holder shall return the Certificate for Use of State-Owned Land, while the Assignor shall withdraw the land use rights on behalf of the State cancel the registration of land use rights. But the Assignor shall compensate for the Land Use Right Holder based on the market price of the ground buildings and other infrastructures.

CHAPTER VI    Force Majeure
Article 32             The two parties shall not be obliged for partially or totally failed performance of the Contract caused by force majeure, but shall take all necessary remedial measures when conditions allow, to reduce the losses caused by force majeure. When force majeure happens after one Party delays the performance, he shall not be relieved of responsibility.

Article 33             The Party suffering from force majeure shall notify the other party of the event within 72 hours via the written form including letter, telegraph, fax, etc, and submit a report with reasons for partially or totally failed performance or delayed performance of the Contract to the other party within 15 days after the date of the event.

CHAPTER VII            Default Liability
Article 34             The Land Use Right Holder must pay fees for transfer of land use rights on time according to this Contract. If the Land Use Right Holder fails to pay fees for transfer of land use rights on time, he shall pay the Assignor 1‰ of the delayed payment as late fees per day from the overdue day.

Article 35             The Assignor shall provide the transferred land on time according to the Contract. If the Land Use Right Holder’s possession of the land under this Contract is delayed for the reason that the Assignor fails to provide the transferred land on time, the Assignor shall pay the Land Use Right Holder 0.5‰ of the fees for transfer of land use rights already paid by the Land Use Right Holder as a penalty on every delay day.

Article 36             The Land Use Right Holder shall start the development construction in accordance with this Contract. The following condition will be deemed as land idling, and the Assignor has the right to request the Land Use Right Holder for idle land fees: the development is not started over one year after the due start date, or the area of the actual developed land accounts for less than one third of that of the specified developed area, or the real investment amount accounts for less than 25% of the total amount, and there is no approval for one-year continuous suspension for construction from the County Government or the administrative department of land and resources.

The Assignor and the Land Use Right Holder agree that, idle land fees of the land under the Contract shall account for 5% of the total fees for transfer of the land use rights, namely RMB SIX HUNDRED FIFTY SEVEN THOUSAND FOUR HUNDRED AND NINE (657,409 Yuan); when the development is not started over two years after the due start date, the Assignor can withdraw the land for free, unless the development is delayed by force majeure, by actions of the government or government departments, or by the preparation work necessary for starting the development.

Article 37             It is considered a breach of the Contract if the land delivered by the Assignor fails to meet the land conditions agreed in this Contract. The Land Use Right Holder has the right to require the Assignor to fulfill obligations according to the regulated conditions, and to make compensation for the Land Use Right Holder’s direct losses caused by delayed performance.

Article 38             The Land Use Right Holder shall pay the penalty under this Contract if it fails to invest sufficient funds for construction as defined in Article 15 of this Contract. The Assignor has the right to require the Land Use Right Holder to continue fulfilling obligations according to the agreed conditions; the case that the Land Use Right Holder fails to fulfill obligations shall be processed as a breach of the Contract.

English Translation of Chinese Language Document

Article 39             If the Land Use Right Holder terminates the investment and construction of this project for its own reason, the Assignor can terminate this Contract and request to return the land, after the Assignor reports to and gets the approval from the local administration office which originally approved the land transfer plan, the Assignor can respectively return the overall or part of the land use right transfer fee (excluding interest) except the deposit agreed in Article 8 of this Contract according to the following agreement and different circumstances, withdraw the land use rights, but make no compensation for built constructions and structures within this land; the Assignor can also require the Land Use Right Holder to restore the conditions before the transfer.
(I)         If the date when the Land Use Right Holder applies to the Assignor is not less than 60 days before one year of the construction start date agreed in the Contract, the Assignor shall return to the Land Use Right Holder the paid land use right transfer fee after deducting the deposit;
(II)         If the date that the Land Use Right Holder applies to Assignor exceeds one year but within not less than 60 days before two years of the construction start date, after deducting the deposit agreed in Article 8 of this Contract and levying land idle fee according to the Article 36 of this Contract, Assignor shall return to the Land Use Right Holder the remaining paid land use right transfer fee.

Article 40             If the Land Use Right Holder reduces the scale investment of the project due to its own reason and causes some vacant construction land which can be divided and reused for development and construction, the Land Use Right Holder shall apply to the Assignor for returning relevant area of construction land 90 days before the completion of this project. After the approval of the Municipal People’s Government and the County People’s Government, the Assignor and the Land Use Right Holder sign the Change Agreement of Land Use Right Transfer Contract, and the Assignor withdraws the use right of corresponding land parts and returns the corresponding land transfer fee of the withdrawn land after deducting the corresponding percentage of deposit.

Article 41             If the Land Use Right Holder fails to start construction according to the agreed date in Section 1 under Article 17 of this Contract or according to the separately agreed delayed construction date in Section 2 under Article 17, the Land Use Right Holder shall pay the Assignor penalty equivalent to 0.5‰ of the total  land use right transfer fee.

Article 42             If Land Use Right Holder fails to finish the construction and apply for final acceptance on the agreed date as stipulated in Article 1 of Article 17 of this Contract or on the separately agreed delayed construction date stipulated in Article 2, the Land Use Right Holder shall pay Assignor penalty equivalent to 0.5‰ of the total land-use right transfer fee.

Article 43             Within 60 days of the project final acceptance, the Land Use Right Holder shall provide project final acceptance materials to the Assignor, and the Assignor shall check the actual investment intensity, land use intensity and so on of this land according to indexes such as amount of investment, investment intensity and land use intensity agreed in Article 11, Article 12 and Article 15.
It is a breach of Contract if the actual investment intensity and land use intensity of the Land Use Right Holder fail to meet the two Parties’ agreement, and the Assignor has the right to charge penalty, and require the Land Use Right Holder to continue fulfilling obligations.

Article 44             If the total project investment, fixed assets investment and investment intensity of unit land use area fail to meet the agreed standard in Article 15 of this Contract, the Assignor shall require the Land Use Right Holder to pay penalty equivalent to the same proportion of land use right transfer fee.

Article 45             If any parameters or the density of the buildings don’t meet the standards stipulated in Article 11 of this Contract, the Assignor shall require the Land Use Right Holder to pay penalty equivalent to the same proportion of land use right transfer fee.

Article 46             If any parameters or the density of the buildings don’t meet the standards stipulated in Article 11 and Article 12 of this Contract, the Land Use Right Holder shall pay the Assignor penalty equivalent to 5% of the land use right transfer fee, but the Assignor shall voluntarily write down the cost in associated with the greenaries and the facilities.

English Translation of Chinese Language Document

CHAPTER VIII  Notification and Instruction
Article 47             Notification and communication required or permitted by this Contract shall be effective from the date of reception.

Article 48             If one Party concerned changes notification, correspondence address or opening bank, and account number, he shall inform the new address or opening bank, and account number to the other Party within 15 days after the changes. Losses caused by delayed information of either Party shall be the responsibility of the Party in default.

Article 49             The Assignor has the obligation to answer the Land Use Right Holder’s questions in connection with this Contract.

CHAPTER IX    Applicable Law and Dispute Resolution
Article 50             The formation, effect, explanation, performance and dispute resolution of this Contract shall apply to the laws and regulations in the People’s Republic of China.

Article 51             Dispute caused by fulfillment of this Contract shall be resolved by the two Parties’ through friendly consultation,  local court or arbitration commission.

CHAPTER X      Supplementary Articles
Article 52             This Contract is effective according to the regulations in Section (☐) under this Article.
(☐) The land transfer plan under this Contract has already been approved by the City Government of Quanzhou (QUAN ZHENG DI No. [2006] 788) and Jinjiang City People’s Government (JIN ZHENG DI No. [2006] 892), and this Contract becomes effective since the date signed.
(☐) The land transfer plan under this Contract still needs to be approved by __  People’s Government, and this Contract becomes effective since the date approved by __ People’s Government.

Article 53             This Contract is in five originals with the same legal effect: the Assignor and the Land Use Right Holder each shall have two originals, and the remaining copy shall file with Bureau of Finance of Jinjiang City.

Article 54             The total pages of this Contract and the attachment are__ , subject to the size of the Chinese characters.

Article 55             The blank area of this  Contract shall be filled out with numbers or words. Or otherwise, N/A applies.

Article 56             This Contract is signed on June 30th, 2007 at Jinjiang City, Fujian Province, People’s Republic of China.

Article 57             Both the investment agreement and the supplement agreement between Guancheng Optical Science and Technology Park and  Jinjing City Government of Fujian Provinceshall have the same legal effect.

Article 58             Related issues not covered in this Contract shall be resolved by two Parties through friendly consultation.

Assignor (Seal):	Land Use Right Holder (Seal):
Land and Resources Bureau of Jinjiang City (Seal)	Guancheng (Fujian) Electronic Technology Co Ltd
Add: Qingyangyingbin Road, Jinjiang	Add: Meiling shuanggou xiaban Industrial Zone, Jinjiang
Legal representative (Entrusted agent)	Legal representative (Entrusted agent)
(Signature):	(Signature):